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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in this Amendment No. 2 to the Registration Statement on Form S-3 and related Prospectus of Trega Biosciences, Inc. for the registration of 3,886,668 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Trega Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


San Diego, California


August 16, 2000